UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 8, 2007

ACORN FACTOR, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

200 Route 17, Mahwah, New Jersey		07430
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (201) 529-2026

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of Plans:

On February 8, 2007 the Board of Directors of the Registrant (the “Board”) approved the adoption of both (i) the Acorn Factor, Inc. 2006 Stock Incentive Plan and (ii) the Acorn Factor, Inc. 2006 Stock Option Plan for Non-Employee Directors.

Acorn Factor, Inc. 2006 Stock Incentive Plan (the “Incentive Plan”).

The Incentive Plan allows for grants and awards from time to time to employees, officers, directors, and third party service providers, of cash and stock-based awards, including, stock options, restricted stock, and stock appreciation rights. A total of 400,000 shares of the Registrant’s Common Stock, par value $.01 per share (the “Common Stock”), are available for grant or award under the Incentive Plan.

The Incentive Plan is to be administered by either the full Board or an option committee appointed by the Board. Any grants or awards under the Incentive Plan must be made at fair market value and are intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

Acorn Factor, Inc. 2006 Stock Option Plan for Non-Employee Directors (the “Outside Director Plan”).

The Outside Director Plan provides for formula grants to non-employee directors as follows:

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A grant of 25,000 shares of Common Stock upon first election or appointment to the Board. Vesting as to the purchase of one-third of the shares on each of the three anniversaries following the date of election or appointment.

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A grant of 7,500 shares of Common Stock to each non-employee director immediately following each Annual Meeting of Stockholders, other than non-employee director first elected to the Board within the four months immediately preceding and including such meeting. Vesting on the date that is one year from the date of the meeting.

In addition to the above formula grants, the non-employee directors are eligible for grants at the discretion of the Board. The terms of any discretionary grants are to be set by the Board. A total of 200,000 shares are available for use in the plan. All grants shall be made at the fair market value of the shares of Common Stock on the date immediately preceding the date of grant.

Both the Stock Incentive Plan and the Outside Director Plan shall terminate on February 8, 2017.

Grant of Options to Certain Officers.

On February 26, 2007, the Board approved the following grants:

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John A. Moore, President and CEO, was granted an option to purchase 60,000 shares of Common Stock at a price of $4.53 per share. The option vested as to two-thirds on the date of grant, the final third to vest on March 30, 2009, subject to acceleration upon the occurrence certain events.

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Michael Barth, CFO and Chief Accounting Officer, was granted an option to purchase 6,000 shares of Common Stock at 4.53 per share. The option vested as to one-third on the date of grant, the remainder to vest as to one-third on each of December 31, 2007 and December 31, 2008.

The grants are intended to compensate Mr. Moore and Mr. Barth for the loss of value to previously granted options resulting from an increase in the exercise price of such options in compliance with Section 409A of the Internal Revenue Code of 1986, as amended. The vesting terms are identical to those of the previously granted options.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

10.1     Acorn Factor, Inc. 2006 Stock Option Plan for Non-Employee Directors

10.2  Acorn Factor, Inc. 2006 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 6th day of March 2007.

ACORN FACTOR, INC.

By:	/s/ Sheldon Krause
Name: Sheldon Krause
Title: Secretary and General Counsel

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